EXHIBIT 10(4)(a)

AMENDMENT TO

CUSTODY AND TRANSFER AGENCY AGREEMENTS

Each of the Custody and Transfer Agency Agreements dated as of the date listed on Appendix A (the “Agreement”) by and between Investors Bank & Trust Company (the “Bank”), a Massachusetts trust company, and the Funds listed on the attached Appendix A (each the “Fund”) are hereby amended as of the date hereof in the manner set forth below:

WHEREAS, the USA PATRIOT Act of 2001 and the regulations promulgated thereunder (collectively, the “USA PATRIOT Act”) imposes anti-money laundering requirements on financial institutions;

WHEREAS, both the Fund and the Bank have developed and implemented written anti-money laundering policies (“AML Programs”), which incorporate customer identification procedures (“CIP”) and Office of Foreign Asset Control (“OFAC”) compliance; designed to satisfy the requirements of the U.S. Department of the Treasury, U.S. Securities and Exchange Commission and the USA PATRIOT Act (the “Act”);

WHEREAS, each party desires to delegate to the other the performance of certain aspects of its AML Program, in accordance with applicable law or regulation, and each desires to accept such delegation;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement pursuant to the terms thereof by adding the following provisions:

1.	Duties:

	1.1	Duties of the Fund. The Fund shall perform the following functions:

(a) Notice. The Fund or its agent shall provide notice to the Fund’s prospective account holders that information is being requested pursuant to federal law.

(b) Information Collection. The Fund or its agents shall obtain identifying information from each of its customers (each a “CIP Customer”), under applicable laws and regulations, which includes, at a minimum: (i) name, (ii) date of birth (if applicable), (iii) address and (iv) taxpayer identification number or applicable information for non-U.S. persons and equivalent information for entities The
Fund shall provide the foregoing information promptly to the Bank.

(c) Identity Verification. The Fund or its agents shall be solely responsible for verifying the CIP Customer identification for all investors in the Funds who are introduced to the Bank and the Fund by the Fund’s agents (i.e. broker dealers)

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through appropriate documentary or non-documentary methods. To the extent the
Fund’s CIP requires documentary identity verification for any CIP Customer, such as review of government-issued identification cards, the Fund or its agent shall be solely responsible for obtaining and reviewing the appropriate documentation.

(d) Recordkeeping. The Fund shall collect or, if applicable, create, and retain the required records documenting the performance of these functions in accordance with, and for the periods required by, applicable law or regulation.

	1.2	Duties of the Bank. The Bank shall perform the following functions:

(a) OFAC Compliance. The Bank shall screen Fund customers against lists of known or suspected terrorists or terrorist organizations prepared by any federal government agency and referred to the Bank in accordance with the Bank’s CIP
Program and all Federal government directives related to such lists. These lists include, but are not limited to, those prepared by the OFAC of the U.S.
Department of the Treasury which administers and enforces economic and trade sanctions against targeted foreign countries, terrorism sponsoring organizations and international narcotics traffickers based on U.S. foreign policy and national security goals. In the event that a new or existing CIP Customer matches a name contained on one of the foregoing lists and the Bank cannot resolve such match in accordance with the Bank’s CIP Program, the Bank shall not open such customer’s account, shall freeze such customer’s assets and will immediately inform the Fund’s AML Compliance Officer of the foregoing circumstances who shall take such other action as may be required by applicable law or regulation.

(b) Identity Verification for Transfer Customers. The Bank shall be responsible for verifying the CIP Customer information only for those customers who become Fund customers as a result of a direct transfer and not as a result of a transfer initiated by the Fund agents (i.e. broker dealers) on the customer account.
A direct transfer results from an existing customer contacting the Bank or the
Fund directly. To the extent the Bank’s CIP requires documentary identity verification for any CIP Customer, such as government-issued identification cards, the Fund shall assist the Bank in obtaining the appropriate documentation.

(c) Recordkeeping. The Bank will create and retain the required records documenting the performance of the Delegated Functions in accordance with, and for the periods required by, applicable law or regulation.

2.	Certifications. The Bank and the Fund shall certify to each other, on an annual basis, that each has performed the functions each has agreed to perform as set forth above.

	2.1	Bank Certification. The Bank shall certify that:

(a) it has established and implemented policies, procedures and internal controls reasonably designed to prevent money laundering or the financing of

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terrorist activities in connection with the services it provides to the Funds, in order to achieve compliance with the USA Patriot Act (the “Policies”) and this agreement;

(b) it has designated an individual or individuals responsible for implementing and monitoring the Policies;

(c) it has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Policies;

(d) its Policies are functioning as intended, it has performed the specified requirements of the Fund’s CIP as requested, and except as may have been previously disclosed to the Fund’s AML Compliance Officer in writing, during the period covered by the certification, it discovered no suspicious activity reportable under applicable law or regulation with respect to the Fund and that none of the Fund’s applicants or shareholders failed any of the procedures enumerated in its Policies;

(e) it provides for periodic testing of those Policies by its internal auditors and will notify the Fund’s AML Compliance Officer in writing about the results of any such testing that could be adverse to the Fund’s interests; and

(f) (i) there have been no amendments to amendments to the Bank’s CIP
Program or OFAC compliance procedures that may materially affect the Fund or, alternatively, (ii) that the Bank has materially amended the Bank’s CIP Program, which amendment may affect the Fund.

	2.2	Fund Certification. The Fund shall certify on an annual basis that:

(a) it has established and implemented policies, procedures and internal controls reasonably designed to prevent money laundering or the financing of terrorist activities in accordance with the USA Patriot Act (the “Policies”)
including verification of all investors in the Funds and this agreement;

(b) it has designated an individual or individuals responsible for implementing and monitoring the Policies;

(c) it has provided, and will continue to provide, ongoing training for the appropriate personnel with respect to the Policies;

(d) it provides for periodic, but at minimum annual, independent testing of those Policies;

3.	Consent to Examination

Each party understands and acknowledges that each remains responsible for ensuring its compliance with the USA PATRIOT Act and that the records each maintains for the other

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relating to their AML Program may be subject, from time to time, to examination and/or inspection by federal regulators, the Bank’s or the Fund’s auditors as part of the periodic testing of their AML Program. Each party hereby consents to such examination and/or inspection and agrees to cooperate with such examiners and auditors in connection with their review. For purposes of such examination and/or inspection, each will use its best efforts to make available during normal business hours, all required records and information concerning the functions each performs under this agreement for review by such examiners and auditors. Each party shall provide the other with notice of any pending or planned examinations as soon as practicable after the party to be examined is notified of such examination. Additionally, upon request, each party shall provide copies of their AML Program policies and procedures.

4.	Limitation of Delegation

The Fund and the Bank acknowledge and agree that in accepting their delegations hereunder, they are agreeing to perform only those aspects of the other parties AML Program as specified in Section 1 above. The Fund and the Bank are not undertaking and shall not be responsible for any other aspect of a party’s AML Program or for a party’s overall compliance with the Act.

5.	Miscellaneous

	5.1	This Amendment applies solely to the matters discussed herein. In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

	5.2	In the event that either party materially amends its CIP program, it shall promptly provide such amended CIP program to the party’s appointed AML Compliance Officer.

	5.3	Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

	5.4	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of March 29, 2005.

INVESTORS BANK & TRUST COMPANY

By:	/s/ Andrew Nesvet

Name:	Andrew Nesvet

Title:	Managing Director

Each Fund listed on Appendix A By its Manager or General Partner, EATON VANCE MANAGEMENT

By:	/s/ Maureen A. Gemma

Name:	Maureen A. Gemma

Title:	Vice President

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APPENDIX A

Fund	Agreement Date

Belair Capital Fund LLC	10/28/97
Belcrest Capital Fund LLC	8/14/98
Belmar Capital Fund LLC	12/15/99
Belport Capital Fund LLC	12/5/00
Belrose Capital Fund LLC	12/5/01

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